TGC INDUSTRIES, INC.
       Proxy Solicted on Behalf of the Board of Directors for the Annual Meeting of Shareholders, June 6, 1996


      The undersigned hereby appoint(s) Allen T. McInnes, Robert J. Campbell, and William J. Barrett, or any of them, each with full power of substitution, as proxies, to vote all Common Stock in TGC Industries, Inc. which the under-signed would be entitled to vote on all matters which may come before the 1996 Annual Meeting of Shareholders of the Company and any adjournments thereof.

     THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     Please mark your
/X/  votes as in this
     example.

                   The Board of Directors recommends a vote FOR each of items 1 & 2:

1.   ELECTION OF DIRECTORS:
 _____   FOR all nominees    _____  Withhold authority   Nominees:
         listed at right            to vote for the      Allen T. McInnes
         (except as marked          nominees listed      Robert J. Campbell
         to the contrary            at right             Wayne A. Whitener
         below                                           William J. Barrett

                                                         Herbert M. Gardner

INSTRUCTIONS:  To withhold authority to vote for any
               individual nominee, vote for all
               nominees and strike a line through
               the individual nominee's name listed
               at right.


2.    RATIFICATION OF SELECTION OF
      GRANT THORNTON LLP AS       ____ FOR    ____ AGAINST  ____ ABSTAIN
      INDEPENDENT AUDITORS:


Returned proxy forms when properly executed will be voted: (1) as specified on the matter(s) listed above; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any matters that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY.


Signature(s) _____________________________________    Date:________________

Note: Executors, trustees and others signing in a representative capacity should include their names and capacity in which they sign. PLEASE DATE AND SIGN AS SHOWN HERE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.